Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 26 to Registration Statement No. 333-66528 on Form N1-A under the Securities Act of 1933, of our report dated December 29, 2005, appearing in the annual report to shareholders for Old Westbury Funds, Inc. for the fiscal year ended October 31, 2005, comprising Old Westbury Large Cap Equity Fund, Old Westbury Mid Cap Equity Fund, Old Westbury Global Small Cap Fund, Old Westbury International Fund, Old Westbury Fixed Income Fund, Old Westbury Municipal Bond Fund and Old Westbury Real Return Fund. We also consent to the references to us under the heading “Financial Highlights” in the Prospectus and under the headings “Fund Counsel, Independent Counsel and Independent Registered Public Accounting Firm” and “Financial Information” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

February 21, 2006